Exhibit k.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THIS WARRANT.

No. W –[_____]	[_____] Warrant Shares

HARVEST CAPITAL CREDIT CORPORATION

WARRANT TO PURCHASE
COMMON STOCK

____________, 2013

THIS WARRANT TO PURCHASE COMMON STOCK (this “Warrant Agreement”) is for the benefit of [___________] (the “Warrant Holder”) and entitles the Warrant Holder to subscribe for and purchase from Harvest Capital Credit Corporation, a Delaware corporation (the “Company”), subject to the terms set forth below, an aggregate of [______(_____)] shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (such aggregate number of shares of Common Stock being referred to herein as the “Warrant Shares”) at the purchase price of $[____] per Share (the “Warrant Price”), upon surrender of the duly executed Notice of Exercise (“Notice of Exercise”) attached hereto as Exhibit A, at the principal office of the Company, and simultaneous payment therefor in lawful money of the United States.  The number, character and Warrant Price of such Warrant Shares are subject to adjustment as provided below.  The term “Warrant” as used herein shall include this Warrant Agreement and any warrant agreements delivered in substitution or exchange therefor as provided herein.

1.           Term.  Subject to the terms hereof, the purchase right represented by this Warrant Agreement is exercisable at any time and from time to time after the date hereof until the earlier of (i) [date] (the “Warrant Expiration Date”), and (ii) a liquidation, dissolution or winding up in accordance with Section 9 hereof.

2.           Exercise.  Subject to the terms hereof, at any time, the Warrant Holder may exercise this Warrant by delivery of the Notice of Exercise, and surrender of this Warrant Agreement, to the Company specifying the number of Warrant Shares to be acquired with respect to such exercise, in whole or in part, together with cash equal to the Warrant Price per Share multiplied by the number of Warrant Shares then being purchased. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Notice of Exercise is delivered to the Company.  For these purposes, the term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by federal, state or local law or executive order to close.

3.           Non-Transferability of Warrant and Warrant Shares.  This Warrant and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any jurisdiction and may not be transferred except in transactions that are registered under the Securities Act and the applicable securities laws of other jurisdictions, or exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.  In addition, this Warrant and the Warrant Shares issuable upon exercise thereof may be subject to additional restrictions on transfer as set forth in a separate lock-up agreement (if applicable) or in the registration rights agreement to which the Company is a party.  In addition, prior to the effectiveness of any such transfer of this Warrant, the Warrant Holder shall have executed and delivered to the Company a Form of Transfer in the form attached hereto as Exhibit B.

4.           Adjustment to Warrant.  Upon delivery of the Notice of Exercise, and the surrender of the Warrant, to the Company in accordance with Section 2, unless this Warrant has been fully exercised or is expired, the Company will issue a new Warrant Agreement representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, which new Warrant Agreement shall be issued to the Warrant Holder hereof as soon as possible and in any event within thirty (30) days after delivery of the then deliverable Notice of Exercise.

5.           No Rights as Shareholder until Exercise.  This Warrant does not entitle the Warrant Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the delivery of the Notice of Exercise, the surrender of this Warrant Agreement, and the payment of the aggregate Warrant Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the later of the date of such surrender or payment.

6.           Evidence of Ownership of Shares Upon Exercise.  The Company shall cause its transfer agent to reflect the Warrant Holder’s ownership of the Warrant Shares issued upon the exercise of the Warrant in the stock register of the Company.

7.           Representations, Warranties and Covenants.

(a)           Representations.  As a condition precedent to the issuance of any Warrant Shares pursuant hereto, the Warrant Holder (or its permitted assignees) receiving such Warrant Shares shall represent and agree as follows:

(i)           The Warrant Shares are being acquired by Warrant Holder for Warrant Holder’s own account, without the participation of any other person, with the intent of holding the Warrant Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Warrant Shares, and not with a view to, or for resale in connection with, any distribution of the Warrant Shares.  Warrant Holder has no contract, undertaking, agreement or arrangement with any person to transfer to such person or anyone else any of the Warrant Shares (or any portion thereof or any interest therein), and Warrant Holder has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

(ii)          Warrant Holder understands and agrees that the Warrant Shares will be issued and sold to Warrant Holder without registration under the Securities Act and any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration thereunder.

(iii)         The Warrant Shares cannot be transferred by Warrant Holder other than pursuant to: (A) an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act; (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions; and (C) compliance with all terms and conditions of any lock-up agreement or other lock-up provisions to which the Warrant Holder and the Warrant Shares to subject.  Warrant Holder acknowledges that violation of the foregoing will cause such transfer to be void and that such transfer need not be recognized by the Company.

(iv)         The agreements, representations, warranties, and covenants made by Warrant Holder herein extend to and apply to all Warrant Shares issued to Warrant Holder pursuant to this Warrant Agreement.  The delivery of the Notice of Exercise by the Warrant Holder to the Company shall constitute a confirmation by Warrant Holder that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

8.           Adjustments to Warrant Shares.  Subject to any applicable requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Subdivision or Combination of Shares.  If at any time or from time to time after the date hereof the Company shall subdivide its outstanding shares of Common Stock, then the Warrant Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole Share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, then the Warrant Price in effect immediately prior to such combination shall be increased proportionately and the number of Warrant Shares (calculated to the nearest whole Share) shall be decreased proportionately.

(b)           Share Dividends, Splits, Etc.  The number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price shall be appropriately adjusted to reflect any and all stock dividends, stock splits, combinations of Common Stock, reclassifications, recapitalizations or other similar events affecting the number of outstanding shares of Common Stock so that the Warrant Holder thereafter exercising Warrants shall be entitled to receive the number of shares of Common Stock which the Warrant Holder would have received if such Warrant had been exercised immediately prior to such event.

Whenever the number of shares of Common Stock issuable upon exercise of a Warrant is adjusted pursuant to this Section 8(b), the Warrant Price shall be adjusted by multiplying the Warrant Price immediately prior to such adjustment by a fraction the numerator of which is the number of shares of Common Stock issuable upon exercise of the Warrant prior to such adjustment and the denominator of which is the number of shares of Common Stock issuable upon exercise of such Warrant after such adjustment.

(c)           Capital Reorganization or Reclassification.  If the Warrant Shares issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Warrant Agreement), then, in and as a condition to the effectiveness of each such event, the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares and other securities and property receivable upon such reorganization, reclassification or other change by the holder of the number of shares for which this Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(d)           Capital Reorganization or Merger.  If at any time or from time to time there shall be (i) a capital reorganization of the outstanding Common Stock, (other than a subdivision, combination, reclassification or exchange of Common Stock provided for elsewhere in this Warrant Agreement), (ii) a merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing or surviving corporation and the securities held or received by former holders of the Company’s securities as a result of their ownership of the Company’s securities represent fifty percent (50%) or more of the continuing or surviving corporation’s voting securities) or (iii) a sale or conveyance to another corporation or other business organization of all or substantially all of the assets or securities of the Company, then as a part of and as a condition to the effectiveness of such reorganization, merger or consolidation provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of shares or other securities or property receivable upon such reorganization, consolidation, merger, sale or conveyance by a holder of shares of Common Stock.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights of the Warrant Holder after the reorganization, consolidation, merger, sale or conveyance to the end that the provisions of this Warrant Agreement (including adjustment of the Warrant Price then in effect and the number of shares of Common Stock purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of Common Stock or other securities and assets thereafter deliverable upon exercise hereof.

9.             Significant Transactions; Termination of Warrant.  If at any time there shall be a reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up of the Company (any such transaction, a “Transaction”), then the Company shall give to Warrant Holder: (i) at least 30 days’ prior written notice of the record date for determining rights, if any, of holders of shares of Common Stock to vote in respect of any such Transaction, and (ii) at least 30 days’ prior written notice of the date when such Transaction shall take place.  Such notice in accordance with the foregoing clause also shall specify: (A) the amount and character of the assets or other rights to which holders of shares of Common Stock are entitled in connection with such Transaction, (B) the date on which such Transaction is to take place, and (C) the time period, if any, within which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable in connection with such Transaction. Upon the effective time of any such Transaction that constitutes a dissolution, liquidation or winding up of the Company, the purchase rights under this Warrant shall terminate and no longer be of any force or effect.

10.           Reservation of Warrant Shares.  During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

11.           Fractional Warrant Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares of Common Stock the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12.           Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13.           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Warrant Holder and/or its permitted assigns or the Company shall be deemed sufficiently given when delivered in person, or five (5) days after deposit in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid, to each such Warrant Holder at its address as shown on the books of the Company or to the Company at its principal place of business to the attention of the Chief Executive Officer and President.

14.           Lost Warrant Agreement.  The Company covenants to the Warrant Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant Agreement, the Company will make and deliver a new Warrant Agreement, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Agreement.

15.           Entire Agreement. This Warrant constitutes the entire understanding between the parties and supersedes any previous agreements between the parties hereto concerning the subject matter hereof and thereof.

16.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without application of conflicts of law.

17.           Counterparts. This Warrant Agreement may be executed in one or more parts, which when taken together shall constitute one and the same original. A fax copy of an executed signature page to this Warrant Agreement shall be deemed an original for all purposes.

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IN WITNESS WHEREOF, this Warrant Agreement is executed effective as of the date first above written.

HARVEST CAPITAL CREDIT CORPORATION	WARRANT HOLDER

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A
NOTICE OF EXERCISE

To:      Harvest Capital Credit Corporation (the “Company”)
Attn:     Chief Executive Officer and President

             1.         The undersigned hereby elects to purchase                 Warrant Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Warrant Shares in full.

2.         Please register said Warrant Shares in the Company’s security ownership records in the name of the undersigned or in such other name or names as are specified below:

                        Name:

                        Address:

3.         The undersigned represents that the aforesaid Warrant Shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Warrant Shares.

Warrant Holder

By:
Name:
Title:
Dated:

*Signature must conform in all respects to name of Warrant Holder as specified on the face of Warrant.

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________* Shares of Harvest Capital Credit Corporation to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Harvest Capital Credit Corporation, with full power of substitution in the premises.

Dated: ________________

Signature: _______________________
(Signature must conform in all respects
to name of Warrant Holder as specified on the
face of Warrant)
Name: __________________________
Title: ___________________________
Date: ___________________________

Address: ________________________
                 ________________________
                 ________________________

* Insert here the number of Warrant Shares without making any adjustment for additional shares of Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.